UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 29, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 29, 2016, Jeffrey T. Hanson, our Chairman and Chief Executive Officer and a founding principal of American Healthcare Investors, LLC, or American Healthcare Investors, one of our co-sponsors, Danny Prosky, our President, Chief Operating Officer, Interim Chief Financial Officer and a founding principal of American Healthcare Investors, and Mathieu B. Streiff, our Executive Vice President and General Counsel and the third founding principal of American Healthcare Investors, each executed executive stock purchase plans, or the Executive Stock Purchase Plans.

Pursuant to the Executive Stock Purchase Plans, Messrs. Hanson, Prosky and Streiff have irrevocably agreed to invest 100% of all of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into shares of our common stock. These purchases shall commence after we break escrow and accept our first public investors. The Executive Stock Purchase Plans terminate on December 31, 2016 or earlier upon the occurrence of certain events, unless otherwise renewed or extended.

On February 29, 2016, three Executive Vice Presidents of American Healthcare Investors, including Stefan K.L. Oh, who also serves as our Executive Vice President of Acquisitions, also entered into stock purchase plans, or the Stock Purchase Plans, whereby each individual irrevocably agreed to invest a portion of their net after-tax base salary or a portion of their net after-tax base salary and cash bonus compensation, ranging from 10% to 15%, as employees of American Healthcare Investors directly into our shares of common stock. These purchases shall commence after we break escrow and accept our first public investors. The Stock Purchase Plans terminate on December 31, 2016 or earlier upon the occurrence of certain events, unless otherwise renewed or extended.

The shares of common stock will be purchased pursuant to the Executive Stock Purchase Plans and Stock Purchase Plans at a price of $9.60 per share.

Additionally, Messrs. Hanson, Prosky and Streiff, along with a subscription made indirectly by Kevin A. Shields, Chairman and Chief Executive Officer of Griffin Capital Corporation, our other co-sponsor, have collectively subscribed for a total investment of $1,000,000 directly into our company by purchasing shares of our common stock. This initial subscription is in addition to the ongoing stock purchases that Messrs. Hanson, Prosky and Streiff will make through the Executive Stock Purchase Plans described above.

On March 4, 2016, American Healthcare Investors issued a press release announcing the Executive Stock Purchase Plans and Stock Purchase Plans, as described above. The press release also announced the additional subscription for a total investment of $1,000,000 made by Messrs. Hanson, Prosky, Streiff and Shields into shares of our company. A copy of the press release, which is hereby incorporated into this Item 8.01 in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	American Healthcare Investors, LLC Press Release, dated March 4, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.
March 4, 2016
By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	American Healthcare Investors, LLC Press Release, dated March 4, 2016